Exhibit 99.1
Lightning eMotors Reports Financial Results
for Second Quarter 2022

–Produced 74 vehicles and powertrains during the quarter, up from 40 in the prior year quarter
–Quarterly revenue of $3.5 million
–Announced new Lightning MobileTM Battery Vehicle Charger
–Introduced next-generation Lightning InsightsTM real-time telematics and charger management software
–Expanded agreement with Forest River and Collins Bus to include both GM and Ford chassis
–Full year guidance of 350 to 450 vehicles and powertrains sold and revenue of $35 to $45 million

LOVELAND, Colorado, August 9, 2022 – Lightning eMotors, Inc. (“Lightning eMotors”, “Lightning”, or the “Company”), a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the second quarter ended June 30, 2022.

“Our operations team executed well and produced 74 vehicles and powertrains in the quarter. Some unit sales were pushed out of the quarter due to customer financing delays,” said Tim Reeser, CEO of Lightning eMotors. “We expect all of those units to be sold in Q3 or Q4. On the product front, we are excited about our new Lightning MobileTM Battery Vehicle Charger and our next-generation Lightning InsightsTM real-time telematics and charger management software solution, announced this morning. In addition, last week we announced a factory-certified repower offering for Blue Bird Class C school buses, which extends the partnership with Blue Bird we announced last May.”

“Mitigation strategies we employed earlier in the year are improving the outlook for the second half of this year, and we now have a commitment from GM and other OEMs for over 400 chassis that are either onsite or are expected to arrive by the end of the year,” Reeser continued. “Our expanded relationship with Forest River and Collins Bus to now include GM chassis, in addition to the Ford chassis we have been using, allows us to use our new stock of GM chassis to accelerate our builds in Q4. Although medium-term chassis supply remains uncertain, longer term, our own Lightning eChassis and the Blue Bird eChassis should put chassis supply more within our control, allowing us to service the strong customer demand for our vehicles. Further, our continued investments in productivity tools, from cobots to torque tools, have improved safety, labor efficiency, and overall productivity.”

“The opportunities at Lightning eMotors have never been greater. The enthusiastic customer response to our vehicles, solutions, and service reveal the positive impact from the investments in technology and productivity we have made up to this point. To continue this momentum we are looking to invest further in our people and processes, as well as in potential strategic investments and acquisitions, to develop Lightning eMotors into a world-class manufacturer of commercial zero-emission vehicles and powertrains and accelerate our push to reach critical mass and scale. As such, while we believe we have sufficient cash to fund our operations for the next year, we are exploring ways to raise more capital to fund critical investments.”

Second Quarter 2022 Financial Results

Second quarter production was 74 vehicles and powertrains, up from 40 units in Q2 2021. Second quarter revenue was $3.5 million, compared to $5.9 million for the prior-year quarter.

Second quarter net income was $35.7 million, or $0.35 per diluted share, compared to net loss of $46.1 million, or $0.79 per diluted share, during the second quarter of last year. This year’s second quarter net income included a one-time $44.1 million gain from the change in our earnout liability, and a $10.1 million gain from the change in our derivative liability.

Second quarter adjusted EBITDA loss was $13.9 million, compared to a loss of $8.4 million during the same period in the prior year. Second quarter adjusted net loss was $18.2 million, compared to $12.6 million during the prior year quarter. Adjusted EBITDA and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

Guidance

Based on current demand and supply conditions, the Company expects:

•Third quarter vehicle and powertrain sales to be in the range of 60 to 90 units
•Third quarter revenue to be in the range of $7 million to $10 million
•Third quarter adjusted EBITDA to be in the range of -$18 million to -$20 million
•Full year 2022 vehicle and powertrain sales to be in the range of 350 to 450 units
•Full year 2022 revenue to be in the range of $35 million to $45 million

Webcast and Conference Call Information

Company management will host a conference call on Tuesday, August 9, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s second quarter update presentation by logging onto the Investor Relations section of the Company's website at ir.lightningemotors.com.

The conference call can be accessed live over the phone by dialing (888) 645-4404 (domestic) or +1 (404) 267-0371 (international).

About Lightning eMotors

Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and Class A motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at lightningemotors.com.

Investor Relations Contact:
Brian Smith
(800) 223-0740
ir@lightningemotors.com

Media Relations Contact:
Nick Bettis
(800) 223-0740
pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect (iii) our ability to attract and retain customers; (iv) our ability to convert backlog amounts and sales pipeline in actual revenue or sales; (v) our ability to up-sell and cross-sell to customers; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to manage growth, scale up infrastructure and manage increased headcount; (x) our ability to maintain the New York Stock Exchange’s listing standards, (xi) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xiii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiv) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (xv) planned and potential business or asset acquisitions or combinations; (xvi) the size and growth of the markets in which we operate; (xvii) the mix of products utilized by our customers and such customers’ needs for these products and their ability to obtain financing; (xviii) market acceptance of new product offerings; and (xix) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$125,410	$168,538
Accounts receivable, net of allowance of $3,847 and $3,349 as of June 30, 2022 and December 31, 2021, respectively	6,831	9,172
Inventories	25,167	14,621
Prepaid expenses and other current assets	8,251	7,067
Total current assets	165,659	199,398
Property and equipment, net	9,159	4,891
Operating lease right-of-use asset, net	8,344	8,742
Other assets	2,201	379
Total assets	$185,363	$213,410
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,256	$6,021
Accrued expenses and other current liabilities	8,044	5,045
Warrant liability	871	2,185
Current portion of operating lease obligation	1,432	1,166
Total current liabilities	17,603	14,417
Long-term debt, net of debt discount	68,181	63,768
Operating lease obligation, net of current portion	8,594	9,260
Derivative liability	4,776	17,418
Earnout liability	32,841	83,144
Other long-term liabilities	751	191
Total liabilities	132,746	188,198
Stockholders’ equity
Preferred stock, par value $0.0001, 1,000,000 shares authorized and no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, par value $0.0001, 250,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 75,610,103 and 75,062,642 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	8	8
Additional paid-in capital	209,191	206,768
Accumulated deficit	(156,582)	(181,564)
Total stockholders’ equity	52,617	25,212
Total liabilities and stockholders’ equity	$185,363	$213,410

Lightning eMotors, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$3,536	$5,923	$8,948	$10,514
Cost of revenues	4,889	7,048	12,611	12,366
Gross loss	(1,353)	(1,125)	(3,663)	(1,852)
Operating expenses
Research and development	1,810	743	3,752	1,391
Selling, general and administrative	12,559	16,026	24,158	19,946
Total operating expenses	14,369	16,769	27,910	21,337
Loss from operations	(15,722)	(17,894)	(31,573)	(23,189)
Other (income) expense, net
Interest expense, net	3,849	3,940	7,710	5,551
(Gain) loss from change in fair value of warrant liabilities	(1,126)	7,596	(1,314)	28,135
(Gain) loss from change in fair value of derivative liability	(10,087)	4,267	(12,642)	4,267
(Gain) loss from change in earnout liability	(44,131)	12,376	(50,303)	12,376
Other expense (income), net	35	(15)	(6)	(24)
Total other (income) expense, net	(51,460)	28,164	(56,555)	50,305
Net income (loss)	$35,738	$(46,058)	$24,982	$(73,494)
Net income (loss) per share, basic	$0.47	$(0.79)	$0.33	$(1.60)
Net income (loss) per share, diluted	$0.35	$(0.79)	$0.23	$(1.60)
Weighted-average shares outstanding, basic	75,408,116	58,560,928	75,268,854	45,924,405
Weighted-average shares outstanding, diluted	85,210,210	58,560,928	85,281,301	45,924,405

Lightning eMotors, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$35,738	$(46,058)	$24,982	$(73,494)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	407	224	768	350
Provision for doubtful accounts	450	—	498	142
Provision for inventory obsolescence and write-downs	682	98	777	98
Loss (gain) on disposal of fixed asset	37	—	37	(9)
Change in fair value of warrant liability	(1,126)	7,596	(1,314)	28,135
Change in fair value of earnout liability	(44,131)	12,376	(50,303)	12,376
Change in fair value of derivative liability	(10,087)	4,267	(12,642)	4,267
Stock-based compensation	1,436	128	2,408	196
Amortization of debt discount	2,294	1,537	4,413	2,522
Non-cash impact of operating lease right-of-use asset	284	671	551	1,224
Issuance of common stock warrants for services performed	—	—	—	433
Changes in operating assets and liabilities:
Accounts receivable	1,630	(3,901)	1,843	(4,458)
Inventories	(8,597)	(2,094)	(11,382)	(3,480)
Prepaid expenses and other assets	(2,738)	(6,294)	(2,658)	(8,775)
Accounts payable	2,084	(742)	1,186	562
Accrued expenses and other liabilities	(1,399)	5,148	1,658	6,237
Net cash used in operating activities	(23,036)	(27,044)	(39,178)	(33,674)
Cash flows from investing activities
Purchase of property and equipment	(1,906)	(876)	(3,930)	(1,445)
Proceeds from disposal of property and equipment	—	—	—	9
Net cash used in investing activities	(1,906)	(876)	(3,930)	(1,436)
Cash flows from financing activities
Proceeds from convertible notes payable, net of issuance costs paid	—	95,000	—	95,000
Proceeds from Business Combination and PIPE Financing, net of issuance costs paid	—	142,796	—	142,796
Proceeds from facility borrowings	—	—	—	7,000
Repayments of facility borrowings	—	(11,500)	—	(11,500)
Proceeds from the exercise of Series C redeemable convertible preferred warrants	—	1,600	—	3,100
Proceeds from exercise of common warrants	—	157	—	157
Payments on finance lease obligations	(20)	(48)	(35)	(54)
Proceeds from exercise of stock options	117	31	123	41
Tax withholding payment related to net settlement of equity awards	(108)	—	(108)	—
Net cash (used in) provided by financing activities	(11)	228,036	(20)	236,540
Net (decrease) increase in cash	(24,953)	200,116	(43,128)	201,430
Cash - Beginning of period	150,363	1,774	168,538	460
Cash - End of period	$125,410	$201,890	$125,410	$201,890

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Supplemental cash flow information - Cash paid for interest	$3,413	$1,299	$3,526	$1,649
Significant noncash transactions
Earnout liability at inception	$—	$78,960	$—	$78,960
Warrant liability at inception	—	1,253	—	1,253
Derivative liability at inception	—	17,063	—	17,063
Conversion of convertible notes for common stock	—	9,679	—	9,679
Conversion of warrant liabilities for common stock	—	37,580	—	37,580
Property and equipment included in accounts payable and accruals	321	—	708	—
Finance lease right-of-use asset in exchange for a lease liability	603	—	786	—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA, Adjusted EBITDA and Adjusted Net Loss

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as Business Combination related expenses. Adjusted net loss is defined as net income (loss) adjusted for stock-based compensation expense, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and certain other non-recurring costs determined by management, such as Business Combination related expenses. EBITDA, adjusted EBITDA and adjusted net loss are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA, adjusted EBITDA and adjusted net loss provide an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, adjusted EBITDA and adjusted net loss we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, adjusted EBITDA and adjusted net loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, adjusted EBITDA and adjusted net loss in the same fashion.

Because of these limitations, EBITDA, adjusted EBITDA and adjusted net loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, adjusted EBITDA and adjusted net loss on a supplemental basis. You should review the reconciliations of net income (loss) to EBITDA and adjusted EBITDA and net income (loss) to adjusted net loss below and not rely on any single financial measure to evaluate our business.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$35,738	$(46,058)	$24,982	$(73,494)
Adjustments:
Depreciation and amortization	407	224	768	350
Interest expense, net	3,849	3,940	7,710	5,551
EBITDA	$39,994	$(41,894)	$33,460	$(67,593)
Stock-based compensation	1,436	128	2,408	196
(Gain) loss from change in fair value of warrant liabilities	(1,126)	7,596	(1,314)	28,135
(Gain) loss from change in fair value of derivative liability	(10,087)	4,267	(12,642)	4,267
(Gain) loss from change in earnout liability	(44,131)	12,376	(50,303)	12,376
Business Combination expense	—	9,098	—	9,098
Adjusted EBITDA	$(13,914)	$(8,429)	$(28,391)	$(13,521)

The following table reconciles net loss to adjusted net loss for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$35,738	$(46,058)	$24,982	$(73,494)
Adjustments:
Stock-based compensation	1,436	128	2,408	196
Business Combination expense	—	9,098	—	9,098
(Gain) loss from change in fair value of warrant liabilities	(1,126)	7,596	(1,314)	28,135
(Gain) loss from change in fair value of derivative liability	(10,087)	4,267	(12,642)	4,267
(Gain) loss from change in earnout liability	(44,131)	12,376	(50,303)	12,376
Adjusted net loss	$(18,170)	$(12,593)	$(36,869)	$(19,422)
9